UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

January 7, 2025

VIVIC CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-56198	80-0948413
(State or other jurisdiction of	Commission	IRS Employer
Incorporation or organization)	File Number	Identification Number

187 E. Warm Springs Road

Las Vegas, Nevada 89119

(Address of Principal Executive Offices)

Registrant’s telephone number: (702) 899 0818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each Exchange on which Registered
Common Stock	VIVC	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2025, Tse-Ling Wang resigned from his position as a member of the Board of Directors of Vivic Corp. (“Vivic” or the “Company”). Mr. Wang’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Wang was provided with a copy of this Report on Form 8-K and advised that if he so desired, any letter he might furnish to the Company with respect to his resignation would be filed as an exhibit to this Report.

On January 25, 2025, the Board appointed Mr. Kun-Teng Liao as Chief Operating Officer of the Company. Mr. Liao, 57, resigned from our Board of Directors and from his position as Secretary of our Company effective October 9, 2024. From August 2021 to October 2024 Mr. Liao served as a director and secretary of Vivic. Upon resignation from his positions as a director and Secretary, he began to function in the capacity of Chief Operating Officer and was officially appointed as our Chief Operating Officer effective January 25, 2025. From October, 2015 until March, 2020, Mr. Kung served as the Chairman of Sino-Phoenix Limited a company based in Taiwan engaged in international trade where he was responsible for ensuring corporate governance, and facilitating communication. He received an MBA degree from Seton Hall University, located in New Jersey in 2013. From 2006 to 2016, he was the chairman of EcallBuy Trading Company Limited.

Mr. Liao is party to an Employment Agreement with the Company which commenced October 1, 2024. The agreement may be terminated by the Company at any time, with or without cause. Mr. Liao was issued 50,000 shares of the Company’s common stock in consideration of his services through the year ended September 30, 2025, and is to receive 20,000 shares in respect of each year served thereafter. Mr. Liao is to report directly to the President of the Company. The agreement contains customary non-disclosure provisions and prohibitions against competing with the Company for a period of two years after termination of his agreement and soliciting any employee to leave the service of the Company during the eighteen-month period commencing as of termination of the agreement.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement dated October 1, 2024, between the Company and Kun-Teng Liao.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 25, 2025

VIVIC CORP.

By:	/s/ Tse-Ling Wang
Tse-Ling Wang
Chief Executive Officer